UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900 or (213) 683-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Managing Dealer Agreement

On January 30, 2009, CB Richard Ellis Realty Trust (the “Company”) entered into that certain managing dealer agreement (the “Managing Dealer Agreement”) with CNL Securities Corp. (the “Dealer Manager”). The Dealer Manager serves as the dealer manager for the Company’s current “best efforts” offering of up to $3,000,000,000 of common shares of beneficial interest (the “Offering”), including $300,000,000 of common shares offered under the Company’s dividend reinvestment plan, with respect to which the Company has filed a Registration Statement on Form S-11 (Reg. No. 333-152653) with the Securities and Exchange Commission (the “SEC”). The SEC declared the registration statement relating to the Offering effective on January 30, 2009.

Under the Managing Dealer Agreement, the Company has agreed to pay, subject to reduction under certain circumstances, the Dealer Manager (i) a commission of up to 7.0% of the selling price of each common share for which a sale is completed, (ii) a dealer manager fee equal to 2.0% of the selling price of each common share which is sold in the Offering for serving as dealer manager of the Offering and (iii) a marketing support fee for assistance in selling and marketing the common shares of 1.0% of the selling price of each common share which is sold in the Offering. The Managing Dealer may, in its sole discretion, reallow all or a portion of these commissions and fees to participating broker-dealers. The selling commissions, dealer manager fee and marketing support fee are not paid for common shares issued pursuant to the Company’s dividend reinvestment plan. The Company will reimburse the Dealer Manager for bona fide due diligence expenses incurred by the Dealer Manager or reimbursed by Dealer Manager to the participating broker-dealers in connection with the Offering in the amount not to exceed $1,350,000.

The Managing Dealer Agreement contains customary representations, warranties and covenants. The Company has agreed to indemnify the Dealer Manager, including the participating broker-dealers, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches or alleged breaches of the Company’s representations, warranties and covenants contained in the Managing Dealer Agreement or liabilities arising from untrue or alleged untrue statements of material fact contained in certain documents related to the Offering, or to contribute to payments the Dealer Manager may be required to make in respect of any of these certain liabilities.

The foregoing description of the Managing Dealer Agreement is qualified in its entirety by reference to the text of the Managing Dealer Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Second Amended and Restated Advisory Agreement

On January 30, 2009, the Company entered into that certain second amended and restated advisory agreement (the “Second Amended Advisory Agreement”) with CBRE Operating Partnership L.P. (“CBRE OP”), the Company’s operating partnership, and CBRE Advisors LLC (the “Investment Advisor”).

The Second Amended Advisory Agreement generally contains the same terms and conditions as the Amended and Restated Advisory Agreement dated October 24, 2006, except for the following material changes: (i) the investment management fee was modified to consist of (a) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments in the Company’s portfolio and (b) a monthly fee equal to 5.0% of the aggregate monthly net operating income derived from all real estate investments in the Company’s portfolio; (ii) the acquisition fee was modified to be up to 1.5% of (a) the purchase price of real estate investments acquired, including any debt attributable to the investments, or (b) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity; and (iii) the definition of “cause” was modified to include any bankruptcy or dissolution of the Investment Advisor and its affiliates.

The foregoing description of the Second Amended Advisory Agreement is qualified in its entirety by reference to the text of the Second Amended Advisory Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Second Amended and Restated Agreement of Limited Partnership

On January 30, 2009, the Company entered into that certain second amended and restated agreement of limited partnership (the “Second Amended Partnership Agreement”) with each of the limited partners of CBRE OP.

The Second Amended Partnership Agreement generally contains the same terms and conditions as the Amended and Restated Agreement of Limited Partnership dated October 24, 2006, except for the following material changes: clarification regarding the timing of potential distributions that the holder of the Class B limited partnership interest is entitled to upon (i) the disposition of properties or other assets (including by liquidation, merger or otherwise), (ii) the listing of the Company’s common shares on a national securities exchange or the Nasdaq and (iii) the termination of the Investment Advisor pursuant to the Second Amended Advisory Agreement, in each case, which may be paid in the form of cash or common shares, as determined by the Company’s board of trustees.

The foregoing description of the Second Amended Partnership Agreement is qualified in its entirety by reference to the text of the Second Amended Partnership Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Managing Dealer Agreement, between CB Richard Ellis Realty Trust and CNL Securities Corp., dated January 30, 2009.

10.1	Second Amended and Restated Advisory Agreement, by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P., and CBRE Advisors LLC, dated January 30, 2009.

10.2	Second Amended and Restated Agreement of Limited Partnership, by and among CB Richard Ellis Realty Trust and the limited partners named therein, dated January 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

February 5, 2009	By:	/s/ Jack A. Cuneo
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer